UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



December 4, 1995                        Commission File Number 0-13875
(Date of earliest event reported)



                     LANCER CORPORATION
   (Exact name of registrant as specified in its charter)



       Texas                                      74-1591073
(State or other jurisdiction of                 (IRS Employer
incorporation or organization)               Identification No.)



235 West Turbo,  San Antonio, Texas                 78216
(Address of principal executive offices)          (Zip Code)



 Registrant's telephone number, including area code:  (210) 344-3071


Item 5. Other Events.


      On December 4, 1995, the Registrant acquired all the outstanding stock of Glenn Pleass Holdings, Pty., Ltd. ("GPH"), an Australian-based manufacturer and distributor of soft drink fountain and beer dispensing equipment and related components. The purchase price for the stock of GPH was $3.5 million (U.S.) consisting of cash and other considerations. The Registrant also assumed approximately $700,000 (U.S.) of the outstanding bank obligations of GPH and approximately $300,000 (U.S.) of outstanding shareholder loans.

       GPH reported sales of approximately $11 million (Australian) for the fiscal year and twelve-month period ended June 30, 1995. The purchase was funded by borrowing against the Registrant's existing working capital line of credit with its primary lender, First Interstate Bank of Texas, N.A.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LANCER CORPORATION
(Registrant)



December 21, 1995                  By: /s/ George F. Schroeder
                                      George F. Schroeder
                                      President and CEO


December 21, 1995                  By: /s/ John P. Herbots
                                      John P. Herbots
                                      Chief FinancialOfficer